                                                                  Exhibit (a)(4)

                             CDC NVEST FUNDS TRUST I

         Amendment No. 3 to Second Restatement of Amended Agreement and
                              Declaration of Trust

        The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Second Restatement of Amended Agreement and Declaration of Trust, as amended by Amendment Nos. 1 and 2 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

        1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

        Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Loomis Sayles Government Securities Fund, (2) CGM Advisor Targeted Equity Fund, (3) CDC Nvest Star Value Fund, (4) Loomis Sayles Core Plus Bond Fund, (5) CDC Nvest International Equity Fund, (6) Westpeak Capital Growth Fund, (7) CDC Nvest Star Advisers Fund, (8) CDC Nvest Star International Fund, (9) CDC Nvest Star Small Cap Fund, (10) CDC Nvest Large Cap Growth Fund and (11) CDC Nvest Star Growth Fund.

        The foregoing amendment shall be effective as of the time it is filed with the Secretary of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 22nd day of August, 2003.

/s/ Graham T. Allison, Jr.                  /s/ Richard Darman
------------------------------------        ------------------------------------
Graham T. Allison, Jr.                      Richard Darman

/s/ Edward A. Benjamin                      /s/ John T. Hailer
------------------------------------        ------------------------------------
Edward A. Benjamin                          John T. Hailer

/s/ Robert J. Blanding                      /s/ Sandra O. Moose
------------------------------------        ------------------------------------
Robert J. Blanding                          Sandra O. Moose

/s/ Daniel M. Cain                          /s/ John A. Shane
------------------------------------        ------------------------------------
Daniel M. Cain                              John A. Shane

/s/ Paul G. Chenault                        /s/ Pendleton P. White
------------------------------------        ------------------------------------
Paul G. Chenault                            Pendleton P. White

/s/ Kenneth Cowan                           /s/ Peter Voss
------------------------------------        ------------------------------------
Kenneth Cowan                               Peter Voss